Exhibit 3.106

BYLAWS

OF

SIX-FIFTEEN PRODUCTIONS, INC.

(the “Corporation”)

ARTICLE I

OFFICES

The Corporation may have such offices, either within or without the State of Tennessee, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II

SHAREHOLDERS’ MEETING

2.1 Annual Meetings. The annual meeting of shareholders shall be held at the time and place within or outside the State of Tennessee as may be designated by the board of directors and stated in the notice of meeting, for the purpose of electing directors and transacting such other business as may be properly brought before the meeting.

2.2 Special Meetings. Special meetings of shareholders may be called for any purpose or purposes by the board of directors, and shall be called by the Board of Directors if the holders of at least twenty-five percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting who sign, date and deliver to the Corporation’s secretary one or more written demands for the meeting. Such demand or demands must describe the purpose or purposes for which the meeting is to be held. The special meeting shall be held at such time and place, either within or without the State of Tennessee, as is designated in the call of the meeting by the board of directors. The board of directors shall fix the record date (which shall be a future date) for a special meeting. If the meeting is to be called by the board of directors pursuant to demands delivered by the holders of at least twenty-five percent (25%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, then, within twenty (20) days after the date on which such demands are received, the board of directors shall fix the record date. If no record date has been fixed by the board of directors within twenty (20) days of the date on which such demands are received, the record date for the special meeting shall be the thirtieth day after the date on which such demands are received.

Any shareholder of record seeking to join with other shareholders in demanding a special meeting shall, by written notice to the secretary, request the board of directors to fix a record date to determine the shareholders entitled to demand a special meeting. The board of directors shall promptly, but in all events within 15 days after the date on which such a request is received, adopt a resolution fixing the record date to determine the shareholders entitled to demand a special meeting, which record date shall not exceed 30 days from the date on which the request was received. If no record date has been fixed by the board of directors within 15 days of the date on which such a request is received, the record date for the determination of shareholders entitled to demand a special meeting shall be thirtieth day after the date on which such request was received.

2.3 Notice of Meetings. A written notice of each meeting of shareholders stating the place, date and time of the meeting, and, in the case of a special meeting, describing the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to notice of such meeting not less than ten days nor more than 60 days before the date of the meeting.

2.4 Place of Meetings. Meetings of shareholders shall be held at such places, within or without the State of Tennessee, as may be designated by the board of directors and stated in the notice of meeting.

2.5 Quorum. The holders of shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum exists with respect to that matter. Unless the charter or the Act provides otherwise, the holders of a majority of the votes entitled to be cast on a matter by a voting group constitute a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, the holder is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

2.6 Voting. Directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. Shareholder action on any other matter is approved by a voting group, if the votes cast by shareholders within the voting group in favor of the action exceed the votes cast by shareholders within the voting group in opposition to such action, unless the charter or the Act provides otherwise. If two or more groups are entitled to vote separately on a matter, action on the matter is approved only when approved by each voting group.

2.7 Adjournment. If a meeting of shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the new date, time and place are announced at the meeting before the adjournment. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the time originally designated for the meeting if a quorum existed at the time originally designated for the meeting; provided, however, if a new record date is or must be fixed under the Act or these bylaws, a notice of the adjourned meeting must be given to shareholders as of the new record date.

2.8 Proxies. A shareholder may appoint a proxy to vote at a meeting of shareholders or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months, unless another period is expressly provided for in the appointment form. An appointment of a proxy is revocable by the shareholder, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

2.9 Action by Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if all shareholders entitled to vote on the action consent to the taking or such action without a meeting by signing one or more written consents describing the action taken and indicating each shareholder’s vote or abstention on the action. The affirmative vote of the number of shares which would be necessary to authorize or take action at a meeting of shareholders is the act of the shareholders without a meeting. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last shareholder signs the consent. unless the consent specifies a different effective date.

2.10 Advance Notice of Shareholder Proposals. At any annual or special meeting of shareholders, proposals by shareholders and persons nominated for election as directors by shareholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Charter and Bylaws of the Corporation. Notice of any proposal to be presented by any shareholder or of the name of any person to be nominated by any shareholder for election as a director of the Corporation at any meeting of shareholders shall be delivered to the secretary of the Corporation at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing, if applicable, or otherwise) less than 70 days prior to the date of the meeting, such notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the annual meeting if the Corporation shall have previously disclosed, in these Bylaws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the board of directors determines to hold the meeting on a different date. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder’s name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder). Any shareholder desiring to nominate any person for election as a director of the Corporation shall deliver with such notice a statement in writing setting forth the name and address of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person and such person’s signed consent to serve as a Director of the Corporation if elected. As used herein, shares “beneficially owned” shall mean all shares as to which such person, together with such person’s affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person’s affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

2.11 Inspectors of Election; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of shareholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of shareholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.

ARTICLE III

RECORD DATE

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the board of directors may fix, in advance, a record date, which shall not be more than 70 nor less than ten days before the date of such meeting, nor more than 70 days prior to any other action. Except as set forth in Section 2 of Article II, if no record date is fixed (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which the first notice is given to such shareholders and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day that the board of directors authorizes the action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the board of directors fixes a new record date. The board of directors must fix a new record date, if the meeting is adjourned to a date more than four months after the date fixed for the original meeting.

ARTICLE IV

DIRECTORS

4.1 Powers and Duties. All corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation managed under the direction of the Board of Directors.

4.2 Number and Term.

(a) Number. The Board of Directors shall consist of no fewer than one (1) or more than ten (10) members. The exact number of directors, within the minimum and maximum, or the range for the size of the Board, or whether the size of the Board shall he fixed or a variable-range may be fixed, changed or determined from time to time by the Board of Directors.

(b) Term. Directors shall be elected at the first annual shareholders’ meeting and at each annual meeting thereafter. The terms of the initial directors shall expire at the first shareholders’ meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders’ meeting following their election. Despite the expiration of a director’s term, he shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.

4.3 Meetings; Notice. The Board of Directors may hold regular and special meetings either within or without the State of Tennessee. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

(a) Regular Meetings. Unless the Charter otherwise provides, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.

(b) Special Meetings. Special meetings of the Board of Directors may be called by the President or any one (1) director. Unless the Charter otherwise provides, special meetings must be preceded by at least twenty-four (24) hours’ notice of the date, time and place of the meeting but need not describe the purpose of such meeting. Such notice shall comply with the requirements of Article XII of these Bylaws.

(c) Adjourned Meetings. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one (1) month in any one (1) adjournment.

(d) Waiver of Notice. A director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to him of such meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

4.4 Quorum. Unless the Charter requires a greater number, a quorum of the Board of Directors consists of a majority of the fixed number of directors if the Corporation has a fixed board size or a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins, if the Corporation has a variable range board.

4.5 Voting. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Charter or these Bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to such action unless:

(i) He objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting;

(ii) His dissent or abstention from the action taken is entered in the minutes of the meeting; or

(iii) He delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

4.6 Action Without Meeting. Unless the Charter otherwise provides, any action required or permitted by the Act to be taken at a Board of Directors meeting may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors. Such action must be evidenced by one or more written consents describing the action taken, at least one of which is signed by each director, indicating the director’s vote or abstention on the action, which consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

4.7 Compensation. Directors and members of any committee created by the Board of Directors shall be entitled to such reasonable compensation for their services as directors and members of such committee as shall be fixed from time to time by the Board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board or of any such committee meetings. Any director receiving such compensation shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

4.8 Resignation. A director may resign at any time by delivering written notice to the Board of Directors. President or to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

4.9 Vacancies. Unless the Charter otherwise provides, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors or a vacancy resulting from the removal of a director with or without cause, either the shareholders or the Board of Directors may fill such vacancy. If the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill such vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group shall be entitled to vote to fill the vacancy if it is filled by the shareholders.

4.10 Removal of Directors.

(a) By Shareholders. The shareholders may remove one (1) or more directors with or without cause unless the Charter provides that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him without cause. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

(b) By Directors. If so provided by the Charter, any of the directors may be removed for cause by the affirmative vote of a majority of the entire Board of Directors.

(c) General. A director may be removed by the shareholders or directors only at a meeting called for the purpose of removing him, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of directors.

ARTICLE V

COMMITTEES

Unless the Charter otherwise provides, the Board of Directors may create one (1) or more committees, each consisting of one (1) or more members. All members of committees of the Board of Directors that exercise powers of the Board of Directors must be members of the Board of Directors and serve at the pleasure of the Board of Directors.

The creation of a committee and appointment of a member or members to it must be approved by the greater of (i) a majority of all directors in office when the action is taken or (ii) the number of directors required by the Charter or these Bylaws to take action.

Unless otherwise provided in the Act, to the extent specified by the Board of Directors or in the Charter, each committee may exercise the authority of the Board of Directors. All such committees and their members shall be governed by the same statutory requirements regarding meetings, action without meetings, notice and waiver of notice, quorum and voting requirements as are applicable to the Board of Directors and its members.

ARTICLE VI

OFFICERS

6.1 Number. The officers of the Corporation shall be a President, a Secretary and such other officers may be from time to time appointed by the Board of Directors. One person may simultaneously hold more than one office, except the President may not simultaneously hold the office of Secretary.

6.2 Appointment. The principal officers shall be appointed annually by the Board of Directors at the first meeting of the Board following the annual meeting of the shareholders, or as soon thereafter as is conveniently possible. Each officer shall serve at the pleasure of the Board of Directors and until his successor shall have been appointed, or until his death, resignation or removal.

6.3 Resignation and Removal. An officer may resign at any time by delivering notice to the Corporation. Such resignation is effective when such notice is delivered unless such notice specifies a later effective date. An officer’s resignation does not affect the Corporation’s contract rights, if any, with the officer.

The Board of Directors may remove any officer at any time with or without cause, but such removal shall not prejudice the contract rights, if any, of the person so removed.

6.4 Vacancies. Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

6.5 Duties.

(a) President. The President shall be the Chief Executive Officer of the Corporation and shall have general supervision over the active management of the business of the Corporation. He shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation and shall perform such other duties as the Board of Directors may from time to time prescribe.

(b) Vice President. The Vice President or Vice Presidents (if any) shall be active executive officers of the Corporation, shall assist the President in the active management of the business, and shall perform such other duties as the Board of Directors may from time to time prescribe.

(c) Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall prepare and record all votes and all minutes of all such meetings in a book to be kept for that purpose; he shall perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors when required, and unless directed otherwise by the Board of Directors, shall keep a stock record containing the names of all persons who are shareholders of the Corporation, showing their place of residence and the number of shares held by them respectively. The Secretary shall have the responsibility of authenticating records of the Corporation. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors.

(d) Treasurer. The Treasurer (or if no Treasurer is elected, the Secretary) shall have the custody of the Corporation’s funds and securities, shall keep or cause to be kept full and accurate account of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer (or Secretary) shall disburse or cause to be disbursed the funds of the Corporation as required in the ordinary course of business or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all of his transactions as Treasurer and the financial condition of the Corporation. He shall perform such other duties as may be incident to his office or as prescribed from time to time by the Board of Directors. The Treasurer (or Secretary) shall give the Corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

(e) Other Officers. Other officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them.

(f) Delegation of Duties. In case of the absence or disability of any officer of the Corporation or of any person authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any officer, or any director, or any other person whom it may select, during such period of absence or disability.

6.6 Indemnification, Advancement of Expenses and Insurance.

(a) Indemnification and Advancement of Expenses. The Corporation shall indemnify and advance expenses to each director and officer of the Corporation, or any person who may have served at the request of the Corporation’s Board of Directors or its Chief Executive Officer as a director or officer of another corporation (and, in either case, his heirs, executors and administrators), to the full extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted. The Corporation may indemnify and advance expenses to any employee or agent of the Corporation who is not a director or officer (and his heirs, executors and administrators) to the same extent as to a director or officer, if the Board of Directors determines that to do so is in the best interests of the Corporation.

(b) Non-Exclusivity of Rights. The indemnification and advancement of expenses provisions of subsection (a) of this Section 6.6 shall not be exclusive of any other right which any person (and his heirs, executors and administrators) may have or hereafter acquire under any statute, provision of the Charter, provision of these Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, insurance, purchased by the Corporation or otherwise, both as to action in his official capacity and as to action in another capacity.

(c) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation’s Board of Directors or its Chief Executive Officer as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article or the Act.

ARTICLE VII

SHARES OF STOCK

7.1 Shares with or without Certificates. The Board of Directors may authorize that some or all of the shares of any or all of the Corporation’s classes or series of stock be evidenced by a certificate or certificates of stock. The Board of Directors may also authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates. The rights and obligations of shareholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.

(a) Shares with Certificates. If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face: (i) the Corporation’s name, (ii) the fact that the Corporation is organized under the laws of the State of Tennessee, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful.

If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate shall state on its front or back that the Corporation will furnish the shareholder this information in writing, without charge, upon request.

Each certificate of stock issued by the Corporation shall be signed (either manually or in facsimile) by the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.

(b) Shares without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the Act, shall, within a reasonable time after the issue or transfer of shares without certificates, send the shareholder a written statement of the information required on certificates by Section 7.1(a) of these Bylaws and any other information required by the Act.

7.2 Subscriptions for Shares. Subscriptions for shares of the Corporation shall be valid only if they are in writing. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payment on subscriptions shall be uniform as to all shares of the same class or of the same series, unless the subscription agreement specifies otherwise.

7.3 Transfers. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof, (ii) his legal representative, who, upon request of the Corporation, shall furnish proper evidence of authority to transfer, or (iii) his attorney, authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a duly appointed transfer agent. Such transfers shall be made only upon surrender, if applicable, of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

7.4 Lost, Destroyed or Stolen Certificates. No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Board of Directors may in its discretion require.

ARTICLE VIII

CORPORATE ACTIONS

8.1 Contracts. Unless otherwise required by the Board of Directors, the President shall execute contracts or other instruments on behalf of and in the name of the Corporation. The Board of Directors may from time to time authorize any other officer, assistant officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

8.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the President or the Board of Directors. Such authority may be general or confined to specific instances.

8.3 Checks, Drafts, Etc. Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the President, a Vice President or such other officer, assistant officer or agent of the Corporation as may be authorized so to do by the Board of Directors. Such authority may be general or confined to specific business, and, if so directed by the Board, the signatures of two or more such officers may be required.

8.4 Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may authorize.

8.5 Voting Securities Held by the Corporation. Unless otherwise required by the Board or Directors, the President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

8.6 Dividends. The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by applicable law. The record date for the determination of shareholders entitled to receive the payment of any dividend shall be determined by the Board of Directors, but which in any event shall not be less than ten (10) days prior to the date of such payment.

ARTICLE IX

FISCAL YEAR

The fiscal year of the Corporation shall be determined by the Board of Directors, and in the absence of such determination, shall be the calendar year.

ARTICLE X

CORPORATE SEAL

The Corporation shall not have a corporate seal.

ARTICLE XI

AMENDMENT OF BYLAWS

These Bylaws may be altered, amended, repealed or restated, and new Bylaws may be adopted, at any meeting of the shareholders by the affirmative vote of a majority of the stock represented at such meeting, or by the affirmative vote of a majority of the members of the Board of Directors who are present at any regular or special meeting.

ARTICLE XII

NOTICE

Unless otherwise provided for in these Bylaws, any notice required shall be in writing except that oral notice is effective if it is reasonable under the circumstances and not prohibited by the Charter or these Bylaws. Notice may be communicated in person; by telephone, telegraph, teletype or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television or other form of public broadcast communication. Written notice to a domestic or foreign corporation authorized to transact business in Tennessee may be addressed to its registered agent at its registered office or to the corporation or its secretary at its principal office as shown in its most recent annual report or, in the case of a foreign corporation that has not yet delivered an annual report, in its application for a certificate of authority.

Written notice to shareholders, if in a comprehensible form, is effective when mailed, if mailed postpaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders. Except as provided above, written notice, if in a comprehensible form, is effective at the earliest of the following: (a) when received, (b) five (5) days after its deposit in the United States mail, if mailed correctly addressed and with first class postage affixed thereon; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; or (d) twenty (20) days after its deposit in the United States mail, as evidenced by the postmark if mailed correctly addressed, and with other than first class, registered or certified postage affixed. Oral notice is effective when communicated if communicated in a comprehensible manner.